Exhibit 10.12
AMENDMENT NUMBER THREE
TO THE
FLOWSERVE CORPORATION
1999 STOCK OPTION PLAN
WHEREAS, Flowserve Corporation (the “Company”) maintains the Flowserve Corporation 1999 Stock Option Plan (the “Plan”);
WHEREAS, the Organization and Compensation Committee of the Board of Directors (the “Committee”) has the authority to amend the Plan;
WHEREAS, the Committee has resolved to amend the Plan to provide for nondiscretionary proportionate adjustments to the plans and outstanding awards in the event of specified types of corporate transactions involving the Company;
NOW, THEREFORE, the Plan is amended effective December 29, 2007 as follows:
1. Section 11 of the Plan is hereby amended and restated in its entirety as follows:
Section 11. Adjustments Upon changes in Capitalization.
In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of Shares, extraordinary dividend paid as part of a restructuring plan, or the like, the maximum number of Shares subject to option during the existence of the Plan, the number of Stock Appreciation Rights and Limited Rights which may be granted under the Plan, the number of options, Stock Appreciation Rights and Limited Rights that may be granted to each person under the Plan, the number of Shares subject to, and the option price of, each outstanding option, the number of Stock Appreciation Rights and Limited Rights outstanding, the Current Market Value of a Share on the date a Stock Appreciation Right and/or a Limited Right is granted, and the like shall be appropriately adjusted by the Company. Any determinations relating to such adjustments made by the Company shall be conclusive; provided that, solely for the elimination of doubt or possible misinterpretation, the Committee shall not have discretion to make other than proportional adjustments in the event of any of the triggering changes noted above.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff, Senior Vice President,
Secretary and General Counsel